CONSULTING AGREEMENT
                              --------------------

     This Consulting Agreement (the "Agreement") is entered into as of January 5, 2005, by and between National Parking Systems, Inc., a Nevada corporation (the "Company"), and London Finance Group, Ltd., a California corporation, or its designees ("Consultant").

     WHEREAS, the Company desires to acquire or merge with other businesses, dispose of businesses or assets, enter into strategic relationships, and/or enter into investment banking relationships, and to secure valuable management consulting to assist the Company in its operations, strategy and in its negotiations with vendors, customers and strategic partners (the "Company Objectives");

     WHEREAS, the Company recognizes that the Consultant can contribute to finding, analyzing, structuring and negotiating business sales and/or acquisitions, joint ventures, alliances and other desirable projects, including the Company Objectives, which contribution is of great value to the Company and its shareholders;

     WHEREAS, the Company believes it to be important both to the future prosperity of the Company Objectives and to the Company's general interest to retain Consultant, on a non-exclusive basis, and have Consultant available to the Company for consulting services in the manner and subject to the terms, covenants, and conditions set forth herein;

     WHEREAS, in order to accomplish the foregoing, the Company and Consultant desire to enter into this Agreement, effective as of January 5, 2005, to provide certain assurances as set forth herein.

     NOW THEREFORE, in view of the foregoing and in consideration of the premises and mutual representations, warranties, covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.     Retention.  The Company hereby retains the Consultant during the
       ---------
Consulting Period (as defined in Section 2 below), and Consultant hereby agrees to be so retained by the Company, all subject to the terms and provisions of this Agreement.

2.     Consulting Period.  The Consulting Period shall commence on January 5,
       -----------------
2005 and terminate no earlier than January 31, 2007. After January 31, 2007, either party may terminate this agreement upon at least 90 days prior written notice.

3.     Duties of Consultant.  During the Consulting Period, the Consultant shall
       --------------------
use its reasonable and best efforts to perform those actions and responsibilities necessary to assist the Company with achieving the Company Objectives, as instructed by the Company from time to time, including (i) identifying, analyzing, structuring and/or negotiating business sales and/or acquisitions, including without limitation, merger agreements, stock purchase agreements, and any other agreements relating to such sales or acquisitions (provided that Consultant shall not engage in any capital raising activities),
(ii) assist the Company in its corporate strategies, (iii) assist the Company in the implementation of its business plan, (iv) assist the Company in the negotiation, documentation and closing of strategic alliances, partnerships, joint ventures, consulting agreements and agreements for the sale of the Company's products, in each case as requested by the Company (the "Services"). If the Company, in its sole and absolute discretion, determines to undertake one or more transactions described above, the Company shall use its best efforts to provide all necessary financing required in order to purchase businesses approved by the Company, including cash or securities. Consultant shall render such Services diligently and to the best of its ability. Notwithstanding anything herein to the contrary, Consultant shall not engage in any capital raising activity, and shall not be responsible for selling, or soliciting the sale of, any securities, or maintaining a market for the Company's securities. The Company may engage such other consultants, investment bankers or other advisers with respect to the activities set forth in the immediately preceding sentence as the Company shall deem appropriate in its sole and absolute discretion, and Consultant shall not be entitled to any fees or commissions arising out of the activities of such other consultants, investment bankers or other advisors, unless Consultant provides Services with respect to such activities, subject to the limitations set forth in the second sentence of
Section 5(c) hereof.

4.     Other Activities of Consultant.  The Company recognizes that Consultant
       ------------------------------
shall perform and be compensated for only those services that are reasonably required to accomplish the goals and objectives set forth herein, and that Consultant shall provide services to other businesses and entities other than the Company. Consultant shall be free to directly or indirectly own, manage, operate, join, purchase, organize or take preparatory steps for the organization of, build, control, finance, acquire, lease or invest or participate in the ownership, management, operation, control or financing of, or be connected as an officer, director, employee, partner, principal, manager, agent, representative, associate, consultant, investor, advisor or otherwise with (collectively, be "Affiliated" with), any business or enterprise, or permit its name or any part thereof to be used in connection with any business or enterprise, engaged in any business. Consultant may be Affiliated with any entity or entities which may provide services to the Company; provided, however, that the Company shall not be required to engage any such entity Affiliated with Consultant for any purpose whatsoever.

5.     Compensation.  In consideration for Consultant entering into this
       ------------
Agreement and the Services provided hereunder, the Company shall compensate Consultant as follows:

a.     Monthly Fees and Benefits:
       -------------------------

     i. Retainer. The Company shall pay to Consultant a non-refundable retainer in the amount of Five Thousand Dollars ($5,000) per month. In addition, the Company shall issue to Consultant 3,000,000 shares of the Company's common stock, which shall be registered as promptly as practicable as described in Section 3(b) below.

     ii. Expenses. The Company shall pay all reasonable expenses incurred during the Consulting Period by the Consultant for business purposes related to or in furtherance of the goals and objectives of the Company and/or the provision of the Services (collectively, "Company Purposes"), including, without limitation, expenses incurred with respect to the Consultant's travel (including first class travel), meals, entertainment, lodging and other customary and reasonable expenses for Company Purposes. The Company shall pay such expenses directly, or, upon submission of bills, receipts and/or vouchers by the Consultant, by direct reimbursement to the Consultant.

b.     Warrants.  The Company shall issue to Consultant or its designees a
       --------
warrant to purchase up to an aggregate of 1,000,000 shares of Common Stock at an exercise price of $0.10 per share, which shall vest immediately, and which may be exercised at any time after the date hereof, substantially in the form attached hereto (the "Warrants"). The common stock issuable upon exercise of the Warrants shall be registered by the Company at its expense as soon as practicable after the date hereof (but in no event later than the date the Company files its first registration statement after the date hereof) on Form S-8, if available, or on any other form of registration statement if Form S-8 is not available in the reasonable opinion of the Company's board of directors or its counsel.

c.     Fees for Acquisition Transactions.  The Company shall pay to the
       ---------------------------------
Consultant a fee equal to ten percent (10%) of the aggregate consideration paid for any acquisition or sale by the Company of any business, corporation or division (a "Target"), including, but not limited to, acquisitions by stock purchase agreement, merger agreement, plan of reorganization, asset purchase agreement or license agreement, which fee shall be paid to Consultant when the consideration paid or received by the Company is actually paid or received by the Company. For purposes hereof, the aggregate consideration paid shall include all cash and stock paid to the seller or sellers of a Target upon closing of the transaction in addition to any contingent payments to the seller or sellers, including without limitation, earn-outs, as if all performance targets are met, as well as any debts or liabilities assumed by the Company, including without limitation any debts for which the Company issues a guarantee.

d.     Third Party Commissions.  Consultant and/or its Affiliates shall be
       -----------------------
entitled to share in any fees or commissions payable by third parties on any transaction described in Section 5(c), including, but not limited to, any fees payable to Consultant by a third party lender, financing partner, or other party, or a seller of a corporation or business, including, without limitation, investment banking fees or commissions, business brokerage fees or commissions, finders fees, or any other fee payable by a third party to Consultant for any reason including the identification of the Company as a potential purchaser or seller of such corporation or business (a "Transaction Commission"). The Company hereby waives any conflict of interest that may arise due to any transaction wherein Consultant receives such a Transaction Commission, including, but not limited to, any conflict of interest which may arise as a result of the dual representation by Consultant of the seller or purchaser of a corporation or business on the one hand, and the Company on the other.

e.     Fees Paid in Common Stock.  The Company, at its option and with the
       -------------------------
consent of Consultant, may pay fees due under paragraph (c) of this Section 5 by issuance of Restricted Common Stock or freely tradeable, registered Common Stock. Restricted Common Stock shall be issued at a rate equal to the lesser of
(i) fifty percent (50%) of the Market Price of the Company's common stock on the day prior to the closing date of a transaction which entitles the Consultant to receive such fees, or (ii) $0.10 per share. Registered Common Stock, without restrictive legend, issued pursuant to an effective and current registration statement, shall be issued at the rate equal to seventy percent (70%) of the Market Price of the Company's common stock on the day prior to the closing date of a transaction which entitles the Consultant to receive such fees. For purposes of this Section 5(e), the term "Market Price" as of a particular date shall mean the average of the three lowest closing prices of the common stock of the Company reported for the twenty trading days ending on the date in question. All fees payable hereunder shall be paid within seven business days following the closing date of a transaction which entitles the Consultant to receive such fees. In the event the Common Stock of the Company is not then listed on a national securities exchange or market, then, at the Consultant's option, the Company shall pay all fees due under paragraph (c) of this Section 5 either (i) in the form of, and based on the same value established by, the consideration paid or received in the transaction triggering such fees, or (ii) in cash.

f.     Common Stock Issuance.  All references to numbers of shares of common
       ---------------------
stock herein shall refer to shares of common stock the Company, or, in the event the Company is acquired by any public company, of such acquiring company after giving effect to all stock splits effective on or prior to the date which is 30 days following the acquisition of the Company by any such publicly traded company.

g. It is understood that with respect to any financing or acquisition transaction, Consultant will act or is acting as a finder only, is not a licensed securities or real estate broker or dealer, and shall have no authority to enter into any commitments on the Company's behalf, or to negotiate the terms of any financing or acquisition, or to hold any funds or securities in connection with any financing or acquisition, or to perform any act which would require the Consultant to become licensed as a securities or real estate broker or dealer.

6.     Registration Rights.  In the event the Company shall at any time and from
       -------------------
time to time file a registration statement with the Securities and Exchange Commission, if permitted by applicable securities laws, rules and regulations applicable to the type of registration statement the Company is filing, the Company shall register any shares of common stock of the Company then beneficially owned by Consultant or its Affiliates, or any Affiliates of the principals of Consultant, to the extent not otherwise restricted by applicable law. The Company shall provide to Consultant not less than ten business day's notice prior to any filing of any such registration statement, and shall include on such registration statement such shares as may be reasonably requested by Consultant, subject to any cutbacks reasonably required by the managing underwriter of any fully underwritten offering where the Company is not acting as the underwriter.

7.     Termination.  Subject to the cure provisions contained herein, the
       -----------
Company may terminate the Consulting Period upon written notice for Cause at any time. Cause shall mean that during the Consulting Period, the Consultant engaged in gross and willful misconduct that is materially and significantly injurious to the Company, and, after written notice of such conduct, Consultant has failed to cure such gross and willful misconduct within 30 days. Any termination pursuant to this section shall be communicated by written Notice of Intended Termination. For purposes of this Agreement, a "Notice of Intended Termination" shall mean a notice which shall clearly state the specific termination provision in this Agreement relied upon and shall set forth in reasonable and specific detail the facts and circumstances claimed to provide a basis for termination of the Consulting Period. No Notice of Intended Termination shall be valid unless it is signed by at least a majority of the board of directors of the Company (the "Board").

     a. Not less than 15 days after receipt of the Notice of Intended Termination, Consultant shall have the opportunity to a full, complete and fair hearing in the presence of the entire Board. Not less than 10 days prior to the hearing, the Board shall present to Consultant its reasons for the termination, including the specific actions, inactions, omissions or other facts relied upon by the Board in making its determination that Consultant has engaged in gross and willful misconduct and that the Company has the right to terminate this Agreement for Cause. Consultant shall have the right to attempt to rebut any evidence or allegations of wrongdoing at the hearing and shall have the right to be represented, at Consultant's expense, by counsel of Consultant's choice at such hearing. After such hearing, should the Board determine that this Agreement may properly be terminated for Cause, it shall issue a written Final Notice of Termination to Consultant, signed by at least a majority of the Board, setting forth in detail the specific facts, conclusions and findings of the Board in determining that Cause exists for the termination of this Agreement. The Final Notice of Termination shall contain an effective termination date, which effective termination date shall be no less than thirty (30) days from the date of the Final Notice of Termination. In the event of any termination of this Agreement for any reason, including for Cause, any and all fees paid, or required to be paid, to the Consultant prior to the effective date of such Termination, including, without limitation, the vested portion of any warrants issued hereunder, shall be deemed fully earned and shall not be refundable to the Company.

     b. In the event the Company terminates this Agreement without Cause as defined herein, and/or does not fully comply with the termination and hearing procedures specified in paragraph 7(a) herein, then the Company shall pay to Consultant, as liquidated damages, at the Consultant's option, either (a) $250,000, or (b) the greater of (i) 1,000,000 shares of Common Stock (subject to adjustment for any stock splits or combinations) which shall be registered with the Securities and Exchange Commission or (ii) the total value of all fees and other compensation paid or payable to Consultant over the twelve months prior to the date of the Notice of Intended Termination.

     Notice.  Any notice required, permitted or desired to be given pursuant to
     ------
any of the provisions of this Agreement shall be deemed to have been sufficiently given or served for all purposes if delivered in person or sent by certified mail, return receipt requested, postage and fees prepaid, or by national overnight delivery prepaid service to the parties at their addresses set forth below. Any party hereto may at any time and from time to time hereafter change the address to which notice shall be sent hereunder by notice to the other party given under this paragraph. The address of the Company shall be such address as is set forth in the Company's most recently filed report with the Securities and Exchange Commission, and the address of the Consultant shall be the last address provided to the Company in writing by the Consultant.

8.     Waiver.  No course of dealing nor any delay on the part of either party
       ------
in exercising any rights hereunder will operate as a waiver of any rights of such party. No waiver of any default or breach of this Agreement or application of any term, covenant or provision hereof shall be deemed a continuing waiver or a waiver of any other breach or default or the waiver of any other application of any term, covenant or provision.

9.     Definition of "Reasonable and Best Efforts."  Reasonable and best efforts
       ------------------------------------------
shall not include the payment of any non-reimbursable out-of-pocket costs or other payments by Consultant. Consultant shall not guarantee, make any representation concerning (which representation would survive the closing of any escrow or other transaction) or warrant (i) the condition, performance, value, or profitability of any business purchased, sold by, or otherwise considered for purchase or sale by the Company; (ii) the validity or authorization of any capital stock purchased, sold by, or otherwise considered for purchase or sale by the Company; (iii) the market value of any capital stock, business or assets purchased or sold by, or otherwise considered for purchase or sale by the Company; (iv) the ability to finance, refinance or otherwise mortgage or encumber any business or corporation purchased, sold by, or otherwise considered for purchase or sale by the Company; (vi) that Consultant will find or present any business or corporation which the Company will consider, approve or ultimately purchase or be able to purchase; or (vii) the covenants, representations or warranties of any party to any stock purchase, asset purchase, merger or other agreement entered into by the Company with any third party.

10.     Successors; Binding Agreements.  Prior to the effectiveness of any
        ------------------------------
succession (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, or the sale of all or a controlling interest in the capital stock of the Company, the Company will require the successor to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had occurred. As used in this Agreement, "Company" shall mean the Company as defined above and any successor to its business and/or assets.

11.     Survival of Terms.  Notwithstanding the termination of this Agreement
        -----------------
for whatever reason, the provisions hereof shall survive such termination, unless the context requires otherwise.

12.     Counterparts.  This Agreement may be executed in two or more
        ------------
counterparts, each of which shall be deemed to be an original, but all of which
        ---
together shall constitute one and the same instrument. Any signature by facsimile shall be valid and binding as if an original signature were delivered.

13.     Captions.  The caption headings in this Agreement are for convenience of
        --------
reference only and are not intended and shall not be construed as having any substantive effect.

14.     Governing Law.  This Agreement shall be governed, interpreted and
        -------------
construed in accordance with the laws of the state of California applicable to agreements entered into and to be performed entirely therein.

15.     Arbitration.  Any controversy, claim, or counterclaim arising from this
        -----------
agreement shall be either (i) resolved by trial, with jury waived, in the superior or municipal courts sitting in Santa Monica, California (and each party hereby submits to the jurisdiction of such court), or, (ii) if such provision for waiver of jury trial is not enforceable for any reason, any controversy, claim, or counterclaim arising from this agreement shall be submitted to and decided by final and binding arbitration by a single arbitrator administered in Los Angeles, California by the American Arbitration Association under its commercial rules, as provided below.

     a. The prevailing party in such dispute shall be entitled to recover from the other party all reasonable costs and fees of enforcing any right of the prevailing party including, without limitation, any American Arbitration Association administration fee, the arbitrators fee, costs for the use of facilities during the hearings, expert fees, accountants fees and expenses, and attorneys fees and expenses. The prevailing party shall be that party which recovers a judgment or award in the action.

     b. Within 15 days after the commencement of any arbitration, the parties to the dispute shall each select names from a list of retired judges of the California Superior Court, or any higher California court, provided by the American Arbitration Association, and list such proposed arbitrators in order of preference, and submit such list to the American Arbitration Association, which shall then appoint one arbitrator based on such submissions. The arbitrator shall have the discretion to order a prehearing exchange of information by the parties, including without limitation, production of requested documents, exchange of summaries of testimony of proposed witnesses, and examination by deposition of the parties.

     c. The arbitration shall generally be administered in accordance with the American Arbitration Associations Commercial Arbitration Rules. The provisions of Sections 1282.6, 1283, and 1283.05 of the California Code of Civil Procedure apply to the arbitration. The arbitrator shall have the authority to award any remedy or relief that a court of the State of California could order or grant, including, without limitation, specific performance of any obligation created under this Agreement, the issuance of an injunction, or the imposition of sanctions for abuse or frustration of the arbitration process. The arbitrator, however, will have no authority to award punitive damages, and each party hereby irrevocably waives any right to recover such damages with respect to any issue resolved by arbitration, and the arbitrator may not, in any event, either make any ruling, finding or award that does not conform to the terms and conditions of this Agreement, or alter, amend, modify or change any of the terms of this Agreement. The arbitrators decision shall be rendered within 30 days after the conclusion of the arbitration hearing, and the arbitrator shall make findings of fact and shall set forth the reasons and legal bases for the decision. Such arbitrators decision shall be final and binding on the parties and a judgment upon the decision rendered may be entered in any court having jurisdiction thereof.

     d. THE PARTIES HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE TRIAL BY JURY AND THAT ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS SHALL INSTEAD BE RESOLVED BY BINDING ARBITRATION AS PROVIDED HEREIN.

16.     Attorneys' Fees, Costs and Expenses.  In any action, litigation or
        -----------------------------------
proceeding (including mediation and/or arbitration) between the parties arising out of or in relation to this Agreement, the prevailing party in such action shall be awarded, in addition to any damages, injunctions or other relief, and without regarding to whether or not such matter be prosecuted to final judgment, such party's costs and expenses, including but not limited to all related costs and actual attorneys', accountants' and experts' fees incurred in bringing such action, litigation or proceeding and/or enforcing any judgment or order granted therein, all of which shall be deemed to have accrued upon the commencement of such action, litigation or proceeding. Any judgment or order entered in such action, litigation or proceeding shall contain a specific provision providing for the recovery of actual attorneys' fees and costs incurred in enforcing such judgment. If the judgment or order should fail to contain such a provision, the prevailing party shall have the right to initiate further action to recover its actual attorneys' fees incurred in enforcing such judgment or order, which right shall survive the entry of judgment or order in the initial action, litigation or proceeding. For the purpose of this Paragraph 16 herein, actual attorneys' fees shall also include, without limitation, fees incurred in the following:
(i) post-judgment motions; (ii) contempt proceedings; (iii) discovery, and (iv) any post-judgment proceedings, including appeals, and collection and enforcement actions. Wherever in this Agreement the phrase "Attorneys' Fees" or "Actual Attorneys' Fees" is used, each of such phrases shall mean the full and actual cost of any legal services actually performed in connection with the matter for which such fees are sought, calculated on the basis of the usual fees charged by the attorneys performing such services, and such fees shall not be limited to "reasonable attorneys' fees" as that term may be defined by statutory or decisional cause authority.

17.     Entire Agreement/Modifications.  This Agreement, along with the attached
        ------------------------------
Indemnification Agreement, which is incorporated herein by this reference, constitutes the entire agreement between the parties and supersedes all prior understandings and agreements, whether oral or written, regarding Consultant's retention by the Company; provided, however, that all fees previously earned and/or paid to Consultant under prior agreements shall be deemed earned, and shall be in addition to any fees payable hereunder. This Agreement shall not be altered or modified except in writing, duly executed by the parties hereto.

18.     Warranty.  The Company and Consultant each hereby warrant and agree that
        --------
each is free to enter into this Agreement, that the parties signing below are duly authorized and directed to execute this agreement, and that this Agreement is a valid, binding and enforceable against the parties hereto.

19.     Severability.  If any term, covenant or provision, or any part thereof,
        ------------
is found by any court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, the same shall not affect the remainder of such term, covenant or provision, any other terms, covenants or provisions or any subsequent application of such term, covenant or provision which shall be given the maximum effect possible without regard to the invalid, illegal or unenforceable term, covenant or provision, or portion thereof. In lieu of any such invalid, illegal or unenforceable provision, the parties hereto intend that there shall be added as part of this Agreement a term, covenant or provision as similar in terms to such invalid, illegal or unenforceable term, covenant of provision, or part thereof, as may be possible and be valid, legal and enforceable.

20.     No Legal Services.  The parties understand and acknowledge that
        -----------------
Consultant will not and does not provide legal services, and nothing contained in this Agreement shall be interpreted to mean that Consultant, or any of its principals, employees or representatives, has provided or will provide legal services. While certain employees of Consultant are lawyers, licensed to practice law in the state of California, the Company expressly agrees that it does not consider Consultant or any of its employees as the Company's legal counsel, or as legal counsel to any of the Company's shareholders, officers, directors or employees, and that is shall not assert that either Consultant or any of its employees or principals have provided, or will provide, legal services. Any comments or suggestions provided by Consultant or its employees relating to documents or contracts are provided as a consultant only, and not as a lawyer, and the Company agrees that it shall seek advice from its own independent counsel with respect to any such documents or agreements.
Consultant shares office space with a law firm of which an employee of Consultant is a partner. Such law firm, and such employee, shall not be deemed to provide any legal services to the Company, its officers, directors or employees, unless and only to the extent of a written engagement agreement with such law firm, and the Company shall not assert that such employee or law firm has provided any such legal services unless such law firm, on its letterhead, executes an engagement letter with the Company specifically identifying the legal services to be provided.

     IN WITNESS HEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year first above written.


National Parking Systems, Inc.
a Nevada Corporation


By: /s/ Marc Ebersole
   ------------------------------
Name: Marc Ebersole
Title: Chief Executive Officer

LONDON FINANCE GROUP, LTD.



By:
   ------------------------------
Name:
Title:

                            INDEMNIFICATION AGREEMENT
                            -------------------------

This Indemnification Agreement is a part of and is incorporated into that Consulting Agreement between the parties hereto (together, the "Agreement") by and between National Parking Systems, Inc., a Nevada corporation (the "Company"), and London Finance Group, Ltd., a California corporation, or its designees ("LFG").

The Company agrees to indemnify and hold harmless LFG, its affiliates, directors, officers, agents and employees, including, without limitation, any person or entity that provides consulting or other services to the Company (LFG and each such entity or person, is referred to herein as an "Indemnified Person") from and against any losses, claims, damages, judgments, assessments, costs and other liabilities (collectively, "Liabilities"), and will reimburse each Indemnified Person for all fees and expenses (including the reasonable fees and expenses of counsel) (collectively, "Expenses") as they are incurred in investigating, preparing, pursuing or defending any claim, action, proceeding or investigation, whether or not in connection with pending or threatened litigation and whether or not any Indemnified Person is a party (collectively, "Actions"), (i) caused by, or arising out of or in connection with, any untrue statement or alleged untrue statement of a material fact contained in the any written document furnished to LFG or its representatives or affiliates, or any filing with the Securities and Exchange Commission (including any amendments thereof and supplements thereto) or any omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) otherwise arising out of, related to or in connection with advice or services rendered or to be rendered by an Indemnified Person pursuant to the Agreement or otherwise, any transaction entered into by the Company and any Indemnified Person's actions or inactions in connection with any such advice, services or transactions; provided that, in the case of clause (ii) only, the Company will not be responsible for any Liabilities or Expenses of any Indemnified Person that are determined by a judgment of a court of competent jurisdiction which is no longer subject to appeal or further review to have resulted solely from an Indemnified Person's gross negligence or willful misconduct in connection with any of the advice, actions, inactions or other services referred to in the Agreement. The Company also agrees to reimburse such Indemnified Person for all Expenses as they are incurred in connection with enforcing such Indemnified Person's indemnification rights under this Agreement.

Upon receipt by an Indemnified Person of actual notice of an Action against such Indemnified Person or otherwise with respect to which indemnity may be sought under this Agreement, such indemnified Person shall promptly notify the Company in writing; provided that failure so to notify the Company shall not relieve the Company from any liability which the Company or any other person may have on account of this indemnity or otherwise, except and only to the extent the Company shall have been materially prejudiced by such failure. The Company shall not be liable for any settlement of any Action effected without its written consent (which shall not be unreasonably withheld). In addition, the Company and its shareholders will not, without prior written consent of LFG, settle, compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened Action in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Person is a party thereto) unless such settlement, compromise, consent or termination includes an unconditional release of such Indemnified Person from all liabilities arising out of such Action.

In the event that the foregoing indemnity is not available to an Indemnified Person in accordance with this Agreement pursuant to the requirements of applicable law, the Company shall contribute to the Liabilities and Expenses paid or payable by such Indemnified Person in such proportion as is appropriate to reflect (i) the relative benefits to the Company and its shareholders, on the one hand, and to the Indemnified Persons, on the other hand, of the matters contemplated by this Agreement, or (ii) if the allocation provided by the immediately preceding clause is not permitted by the applicable law, not only such relative benefits but also the relative fault of the Company and/or its shareholders, on the one hand, and the Indemnified Persons, on the other hand, in connection with the matters as to which such Liabilities or Expenses relate, as well as any other relevant equitable considerations, provided that, subject to the third paragraph of this Indemnification Agreement, in no event shall the Company contribute less than the amount necessary to ensure that all Indemnified Persons, in the aggregate, are not liable for any Liabilities and Expenses in excess of the amount of fees actually paid to or received by or contemplated to be paid to or received by LFG pursuant to this Agreement. For purposes of this paragraph, the relative benefits to the Company and its shareholders, on the one hand, and to LFG, on the other hand, of the matters contemplated by the Agreement, shall be deemed to be in the same proportion as (a) the total value paid to or received by or contemplated to be paid to or received by the Company, in the transaction or transactions that are within the scope of the Agreement, whether or not any such transaction is consummated, including any increase in the value of securities held by the shareholders of the Company, bears to (b) the fees paid to or received by or contemplated to be paid to or received by LFG in the transaction or transactions that are within the scope of the Agreement, whether or not any such transaction is consummated.

The Company also agrees that no Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company or its shareholders for or in connection with advice or services rendered or to be rendered by any Indemnified Person pursuant to this Agreement, the transactions contemplated hereby or any Indemnified Person's actions or inactions in connection with any such advice, services or transactions except for Liabilities and Expenses of the Company that are determined by a judgment of a court of competent jurisdiction which is no longer subject to appeal or further review to have resulted solely from such Indemnified Person's gross negligence or willful misconduct in connection with any such advice, actions, inactions or services.

Any party that proposes to assert the right to be indemnified under this Indemnification Agreement shall promptly, after receipt of notice of any applicable claim, action, proceeding or litigation, notify the proposed indemnifying party of the commencement of such claim, action, proceeding or litigation. Indemnification shall be limited for any party who shall fail to give notice as provided in the preceding sentence to the extent the indemnifying party was prejudiced by the failure to give such notice. An indemnifying party shall be entitled to participate in and to assume the defense of such claim, action, proceeding or litigation, with counsel reasonably satisfactory to such indemnified party, and after giving notice thereof, the indemnifying party shall not be liable to such indemnified party for any fees of other counsel or any other expenses with respect to the defense of such matter after the date of such notice, unless the indemnified party shall have reasonably concluded that there may be a conflict of interest between the indemnifying party and the indemnified party in the conduct of the defense of such matter (in which case the indemnifying party shall reimburse the indemnified party for the reasonable fees and expenses of one counsel).

The reimbursement, indemnity and contribution obligations set forth herein shall apply to any modification of this Agreement (unless and to the extent that such obligations are specifically modified thereby) and shall remain in full force and effect regardless of any termination of, or the completion of any Indemnified Person's services under or in connection with, this Agreement.

IN WITNESS WHEREOF, this Indemnification Agreement is executed as of January 5, 2005.

LONDON FINANCE GROUP, LTD.


By:
    -------------------------------
     Name:
     Title:


National Parking Systems, Inc.
a Nevada Corporation


By:  /s/ Marc Ebersole
    -------------------------------
Name:  Marc Ebersole
Title: Chief Executive Officer


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